LOAN SUPPLEMENT TO MASTER LOAN AND SECURITY AGREEMENT

(Capital Loan)

I. DO NOT DELETE
NOTICE TO BORROWER: THIS DOCUMENT CONTAINS PROVISIONS FOR A VARIABLE INTEREST RATE.

THIS IS A LOAN SUPPLEMENT, dated February ____, 2006 (this "Loan Supplement"), to the Master Loan and Security Agreement dated February _____, 2006 (the "Agreement"), between FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Lender") and HOMETOWN AUTO FRAMINGHAM, INC., a Massachusetts corporation (''Borrower''). Borrower has requested a capital loan (the "Loan") from Lender in the principal amount of $1,500,000.00 to provide working capital, and Lender is willing to make the Loan to Borrower on the terms and conditions set forth herein and in the Agreement.

1. Definitions. For purposes of this Loan Supplement, all capitalized terms shall have the meanings set forth herein and in the Agreement, including the following defined terms:

(a) The term "Applicable Interest Rate" shall mean the rate of two and five tenths percent (2.50%) per annum above the Prime Interest Rate (as defined herein) in effect from time to time. The Applicable Interest Rate will be adjusted monthly on the first day of each calendar month based on the Prime Interest Rate determined on the last day of the preceding calendar month.

(b) The term "Maturity Date" shall mean the date five years less one day after the date hereof.

(c) The term "Prime Interest Rate" shall mean the interest rate for "Bank prime loan" under the column entitled "Week Ending" for the Friday preceding the last Monday of a calendar month as reported in the Federal Reserve Statistical Release No. H.15 (519) issued by the Federal Reserve Board. In the event such Release is discontinued or modified to eliminate the reporting of a prime interest rate, then Lender will substitute, in its sole discretion, a comparable report or release of the prime interest rate published by a comparable source.

2. Loan.

(a) Repayment. Borrower acknowledges receipt of the Loan, and promises to pay to Lender, or order, at Lender's Address, or at such other place as Lender may from time to time designate in writing, the principal sum of $1,500,000.00, together with interest at the Applicable Interest Rate on the principal balance outstanding from time to time (the "Principal Balance"), from the date hereof to and including the Maturity Date, as follows:

(1) 59 equal, consecutive monthly principal installments of $12,500.00 each plus interest at the Applicable Interest Rate on the unpaid Principal Balance outstanding, commencing on the fifteenth day of the first month after the date hereof, and continuing monthly thereafter on the fifteenth day of each month; and

(2) on the Maturity Date, a final installment which will include all unpaid amounts of the Principal Balance and interest accrued and unpaid thereon and any and all other payments due with respect to the Loan.

(b) Prepayment. Each payment shall be applied first to interest at the Applicable Interest Rate and the balance to reduction of the Principal Balance. Borrower may prepay, without premium, the Principal Balance, provided that no Event of Default has occurred and is continuing and that Borrower pays concurrently all interest accrued on the Principal Balance outstanding through the date of prepayment and all other charges.

(c) Other. This Loan Supplement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

3. Representations. Borrower warrants and represents to Lender that on the date hereof:

(a) no material adverse change in the financial condition or creditworthiness of Borrower or any Guarantor has occurred,

(b) all representations and warranties of Borrower in the Agreement are true and correct as if made on the date hereof,

(c) no Event of Default or default has occurred under the Security Documents or under any other indebtedness or obligation of Borrower and/or Guarantor to Lender,

(d) the authority of the authorized representatives signing the Agreement and this Loan Supplement on behalf of Borrower as described in the attached certificate(s) is in full force and effect,

(e) the proceeds of the Loan will be used to provide working capital.

Borrower and Lender have executed this Loan Supplement as of the date set forth above.

LENDER:
FORD MOTOR CREDIT COMPANY, a Delaware corporation

By:
Douglas J. Hertrich Branch Manager

BORROWER:
HOMETOWN AUTO FRAMINGHAM, INC., a Massachusetts corporation Chief Executive Office: 571 Worcester Road Framingham, MA 01701

By:
Corey Shaker President

By:
Charles Schwartz Secretary

Borrower's Federal Tax ID Number: